As filed with the Securities and Exchange Commission on August 15, 2023.

Registration No. 333-255475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greystone Housing Impact Investors LP
(Exact name of registrant as specified in its charter)
Delaware	6199	47-0810385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
14301 FNB Parkway, Suite 211 Omaha, Nebraska 68154
(402) 952-1235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesse A. Coury

Chief Financial Officer

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

(402) 952-1235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David P. Hooper, Esq. Barnes & Thornburg LLP 11 S. Meridian Street Indianapolis, Indiana 46204 (317) 236-1313

Approximate date of commencement of proposed sale of the securities to the public: Not applicable. This Post-Effective Amendment deregisters those securities that remain unsold.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Explanatory Note

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 to the registration statement on Form S-4 (File No. 333-255475) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2021 by Greystone Housing Impact Investors LP (f/k/a America First Multifamily Investors, L.P.) (the “Registrant”), as amended by Amendment No. 1 filed with the SEC on May 27, 2021, Amendment No. 2 filed with the SEC on June 17, 2021, and Post-Effective Amendment No. 1 filed with the SEC on April 4, 2022, is being filed to deregister any and all Series A-1 Preferred Units representing limited partnership interests, liquidation preference $10.00 per preferred unit (the “Series A-1 Preferred Units”) registered under the Registration Statement that remain unsold as of the date hereof in connection with the Registrant’s offering of 9,450,000 Series A-1 Preferred Units to holders of the Registrant’s outstanding Series A Preferred Units representing limited partnership interests (“Series A Preferred Units”) in exchange for their Series A Preferred Units.

In accordance with an undertaking made by the Registrant in Item 22 of the Registration Statement to remove from registration by means of a post-effective amendment any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all of the Registrant’s Series A-1 Preferred Units representing limited partnership interests under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 15, 2023.

GREYSTONE HOUSING IMPACT INVESTORS LP

By:	/s/ Jesse A. Coury
Jesse A. Coury, Chief Financial Officer

No other person is required to sign this post-effective amendment in reliance upon Rule 478 of the Securities Act of 1933.